FORM 10f-3

                    THE BLACKROCK FUNDS

              Record of Securities Purchased
          Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  AXA Multimanager Core
Bond Portfolio (AXA-VIP), Managed Account Series:
High Income Portfolio (BATS-HINC), BlackRock
Balanced Capital Portfolio (FI) (Ins - Series)
(BCS_F), BlackRock High Yield Trust (BHY), BlackRock
Total Return Portfolio II (BR-CORE), BlackRock High
Income Fund (BR-HIINC), BlackRock High Yield Bond
Portfolio (BR-HIYLD), BlackRock Intermediate Bond
Portfolio II (BR-INT), BlackRock Managed Income
Portfolio (BR-MINC), BlackRock World Income Fund,
Inc. (BR-WI), BlackRock Asset Allocation Portfolio
(Fixed Income) (BR_AA_FI), BlackRock Total Return
V.I. Portfolio (Ins - Var Ser) (BVA-BF), BlackRock
High Income Portfolio (Ins - Series) (BVA-HI),
BlackRock High Income V.I. Fund (Ins - Var Ser)
(BVA-HY), BlackRock Total Return Portfolio (Ins -
Series) (BVA-TR), Roszel Advisors, LLC (C-ROSZEL),
BlackRock Corporate High Yield Fund, Inc. (COY),
BlackRock Corporate High Yield Fund III, Inc. (CYE),
Transamerica Partners Portfolios: Core Bond
Portfolio (DIA-CORE), Hirtle Callaghan & Co. Fixed
Income II Portfolio (HCIIX), BlackRock High Income
Shares (HIS), BlackRock Corporate High Yield Fund
VI, Inc. (HYT), BlackRock Corporate High Yield Fund
V, Inc. (HYV), Metropolitan Series BlackRock Bond
Income Portfolio (MET-BI), Metropolitan Series
BlackRock Diversified Portfolio (Core Bond)
(METD_B), Master Total Return Portfolio (MF-BOND),
MGI Core Opportunistic Fixed Income Fund (MGI), MIST
BlackRock High Yield Portfolio (MIST-HY)

2.	Issuer: Verizon Communications Inc.

3.	Date of Purchase: 10/30/2008

4.	Underwriter from whom purchased: Citigroup Global
Markets Inc.

5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: Merrill Lynch, Pierce, Fenner & Smith
Incorporated

	a.	List Members of Underwriting Syndicate:
		Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC, Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., Barclays Capital Inc., Mitsubishi UFJ Securities International plc, Scotia Capital (USA) Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets Corporation, Wachovia Capital Markets, LLC

6.	Aggregate principal amount purchased (out of total
offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): (AXA-VIP) $8,350,000 out of $2,000,000,000; (BATS-HINC) $690,000 out of
$2,000,000,000; (BCS_F) $1,000,000 out of
$2,000,000,000; (BHY) $310,000 out of $2,000,000,000;
(BR-CORE) $13,650,000 out of $2,000,000,000; (BR-
HIINC) $7,000,000 out of $2,000,000,000; (BR-HIYLD)
$12,180,000 out of $2,000,000,000; (BR-INT) $3,850,000
out of $2,000,000,000; (BR-MINC) $3,300,000 out of
$2,000,000,000; (BR-WI) $700,000 out of
$2,000,000,000; (BR_AA_FI) $1,050,000 out of
$2,000,000,000; (BVA-BF) $1,450,000 out of
$2,000,000,000; (BVA-HI) $280,000 out of
$2,000,000,000; (BVA-HY) $860,000 out of
$2,000,000,000; (BVA-TR) $400,000 out of
$2,000,000,000; (C-ROSZEL) $40,000 out of
$2,000,000,000; (COY) $1,930,000 out of
$2,000,000,000; (CYE) $2,060,000 out of
$2,000,000,000; (DIA-CORE) $6,700,000 out of
$2,000,000,000; (HCIIX) $1,500,000 out of
$2,000,000,000; (HIS) $930,000 out of $2,000,000,000;
(HYT) $3,260,000 out of $2,000,000,000; (HYV)
$3,050,000 out of $2,000,000,000; (MET-BI) $8,150,000
out of $2,000,000,000; (METD_B) $3,400,000 out of
$2,000,000,000; (MF-BOND) $11,200,000 out of
$2,000,000,000; (MGI) $400,000 out of $2,000,000,000;
(MIST-HY) $2,700,000 out of $2,000,000,000;

7.	Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion
(out of the total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): $450,000,000 out of $2,000,000,000;

8.	Purchase price (net of fees and expenses): $99.438

9.	Date offering commenced (if different from Date of
Purchase):

10.	Offering price at end of first day on which any sales
were made:

11.	Have the following conditions been satisfied:
	Yes or No

	a.	The securities are part of an issue registered
		under the Securities Act of 1933, as amended, which is being offered to the public, or are Eligible Municipal Securities, or are securities sold in an Eligible Foreign Offering or are securities sold in an Eligible Rule 144A Offering or part of an issue of government securities. YES

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.	YES

	c.	The underwriting was a firm commitment
		underwriting.	YES

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting similar securities during the same period.
		YES

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years
		(including the operations of predecessors).
		YES

	f.	Has the affiliated underwriter confirmed
      	that it will not receive any direct or indirect
      	benefit as a result of BlackRock's participation
      	in the offering?	YES


Received from: _    Justin Lott  & Vicente Santiago   ___
Date:       _11/18/2008______